                                                                      EXHIBIT 11

                              NYNEX CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                    (In millions, except per share amounts)

                                                                   For the
                                                            Year Ended December 31,
                                                           1994      1993      1992
                                                         --------  --------  --------
Earnings (loss) before cumulative effect of change in
 accounting principle..................................    $792.6  $(272.4)  $1,311.2
Cumulative effect of change in accounting for
 postemployment benefits, net of taxes.................       -     (121.7)       -
                                                           ------  -------   --------
Net income (loss)......................................    $792.6  $(394.1)  $1,311.2
                                                           ======  =======   ========

I.   Earnings (loss) per share (used for financial
      reporting):
     Weighted average number of common shares
      outstanding (a)..................................     418.8    412.7      409.8
                                                           ======  =======   ========
     Earnings (loss) per share before cumulative effect
      of change in accounting principle................    $ 1.89  $  (.66)  $   3.20
     Cumulative effect per share of change in
      accounting principle.............................       -       (.29)       -
                                                           ------  -------   --------
     Earnings (loss) per weighted average share of
      common stock.....................................    $ 1.89  $  (.95)  $   3.20
                                                           ======  =======   ========

II.  Primary earnings (loss) per share (including
      common stock equivalents) (b):
     Weighted average number of common shares
      outstanding......................................     418.8    412.7      409.8
     Dilutive effect of outstanding options (determined
      by application of the treasury stock method).....       1.1      3.3        1.2
                                                           ------  -------   --------
     Total shares used in calculation of primary
      earnings (loss) per share........................     419.9    416.0      411.0
                                                           ======  =======   ========
     Primary earnings (loss) per share before cumulative
      effect of change in accounting principle.........    $ 1.89  $  (.66)  $   3.19
     Cumulative effect per share of change in
      accounting principle.............................       -       (.29)         -
                                                           ------  -------   --------
     Primary earnings (loss) per share.................    $ 1.89  $  (.95)  $   3.19
                                                           ======  =======   ========

III. Fully diluted earnings (loss) per share (b):
     Weighted average number of common shares used in
      calculation of primary earnings (loss) per
      share above......................................     419.9    416.0      411.0
     Additional dilutive effect of outstanding options
      (as determined by application of treasury
       stock method)...................................        .2       .2         .4
                                                           ------  -------   --------
     Total shares used in calculation of fully diluted
      earnings (loss) per share........................     420.1    416.2      411.4
                                                           ======  =======   ========
     Fully diluted earnings (loss) per share before
      cumulative effect of change in accounting
      principle........................................    $ 1.89  $  (.66)  $   3.19
     Cumulative effect per share of change in
      accounting principle.............................       -       (.29)       -
                                                           ------  -------   --------
     Fully diluted earnings (loss) per share...........    $ 1.89  $  (.95)  $   3.19
                                                           ======  =======   ========

(a) Excludes common stock equivalents in accordance with provisions of Accounting Principles Board Opinion No. 15, "Earnings Per Share" ("APB No. 15") because such equivalent shares result in dilution of less than 3%.
(b) This calculation is submitted in accordance with Item 601 of Regulation S-K of the Securities and Exchange Commission, although not required by APB No. 15 because it results in dilution of less than 3%.